EXHIBIT 99.1

CHC Group Announces Cancellation of Preferred Shares Rights Offering;
Clayton, Dubilier & Rice to Make Additional $100 Million Preferred Investment in CHC

Nov. 26, 2014 –New York – CHC Group Ltd. (NYSE: HELI), the parent company of CHC Helicopter, today announced that it has cancelled a rights offering of preferred shares in the company that had been made to existing shareholders.

Completion of the rights offering to holders of CHC’s ordinary shares was dependent upon receiving at least $50 million in total demand from the company’s shareholders. Because total commitments at the time of the offering's 5 p.m. EST Monday expiration were less than $50 million, the rights offering will not be completed.

Instead, consistent with terms of CHC’s Aug. 21 private placement with Clayton, Dubilier & Rice (CD&R), CD&R will purchase all 100,000 preferred shares available in the rights offering for $100 million. The purchase is in addition to 500,000 preferred shares previously acquired by CD&R for $500 million, making CD&R’s total investment in CHC $600 million.

The final closing of the private placement is expected to occur on Dec. 15.

As previously announced, CHC estimates that net proceeds from the private placement will be approximately $572.4 million, excluding anticipated expenses. CHC plans to use proceeds from the investment primarily to reduce debt and other fixed charges. A portion of the proceeds is expected to be used to redeem $105 million of senior unsecured notes and $130 million of senior secured notes, plus associated premiums.

All subscription payments received from shareholders that exercised offering rights will be returned by the subscription agent as soon as practical, without interest or penalty.

About CHC Group Ltd.
CHC Group Ltd. is a commercial operator of helicopters focused on enabling customers to go further, do more and come home safely. CHC provides helicopter flight services to oil and gas companies and government search-and-rescue agencies, and helicopter maintenance, repair and overhaul services to organizations through the Heli-One segment. The company operates 233 aircraft in about 30 countries around the world.

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Additional Information
The preferred shares offered to the purchaser in the private placement have not been and will not be registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements and information within the meaning of certain securities laws, including the “safe harbor” provision of the United States Private Securities Litigation Reform Act of 1995, the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended and other applicable securities legislation. All statements, other than statements of historical fact included in this press release are “forward-looking statements”. While these forward-looking statements represent our best current judgment, actual results could differ materially from the conclusions, forecasts or projections contained in the forward-looking statements. Certain material factors or assumptions were applied in drawing a conclusion or making a forecast or projection in the forward-looking information contained herein. Such factors include: the ability to satisfy conditions to the transaction on the proposed terms and timeframe; the possibility that the final tranche of the transaction does not close when expected or at all; as well as competition in the markets we serve, our ability to secure and maintain long-term support contracts, our ability to maintain standards of acceptable safety performance, political, economic, and regulatory uncertainty, problems with our non-wholly owned entities, including potential conflicts with the other owners of such entities, exposure to credit risks, our ability to continue funding our working capital requirements, risks inherent in the operation of helicopters, unanticipated costs or cost increases associated with our business operations, exchange rate fluctuations, trade industry exposure, inflation, ability to continue maintaining government issued licenses, necessary aircraft or insurance, loss of key personnel, work stoppages due to labor disputes, and future material acquisitions or dispositions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. The Company disclaims any intentions or obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to our annual report on Form 10-K and quarterly reports on Form 10-Q, and our other filings, in particular any discussion of risk factors or forward-looking statements, which are filed with the SEC and available free of charge at the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any estimates or forward-looking statements made herein.

Contact Information
INVESTORS
Lynn Antipas Tyson
Vice President, Investor Relations
+1.914.485.1150
lynn.tyson@chc.ca

MEDIA
T.R. Reid
Vice President, Global Communications
+1.512.869.9094
t.r.reid@chc.ca